Exhibit 31.1

CERTIFICATIONS

I, Gregory J. Yurek, certify that:

1.	I have reviewed this annual report on Form 10-K/A of American Superconductor Corporation;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	[Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A];

4.	[Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A];

5.	[Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A]; and

6.	[Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A].

/s/ GREGORY J. YUREK

Gregory J. Yurek Chief Executive Officer, President, Chairman of the Board (Principal Executive Officer)

Dated: July 29, 2003